Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-117785) of JPMorgan Chase & Co. of our report dated January 20, 2004 relating to the financial statements which appears in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ PRICEWATERHOUSE COOPERS LLP

PricewaterhouseCoopers LLP

New York, New York

September 8, 2004